EXHIBIT 8.1

THE LAW OFFICE OF JILLIAN SIDOTI

38730 Sky Canyon Drive
Suite A
Murrieta, CA 92596
(323) 799-1342
(951) 224-6675
www.jilliansidoti.com

CapSource Fund I, LP
2009 E. Windmill Lane
Las Vegas, NV  89123

Re:	CapSource Fund I, LP Registration Statement on Form S-11

Gentlemen:

This opinion letter is furnished to you pursuant to Item 608(b)(8) of Regulation S-K in connection with a Registration Statement on Form S-11 (the “Registration Statement”) filed or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”), as amended, for the registration of  25,000 units, representing limited partnership interests, of Capsource Fund  I, LP (the “Partnership”).

We have examined the Registration Statement and Exhibits thereto. We have also examined and relied upon the certificate of limited partnership of the Partnership filed with the State Department of Assessments and Taxation of Nevada, as amended to date, and the partnership agreement of the Partnership, as amended to date, and such other documents, agreements, instruments and certificates of public officials of the State of Nevada and of authorized persons of the Partnership as we have deemed necessary for purposes of rendering the opinions set forth below (the foregoing documents are collectively referred to herein as the “Documents”).

In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent therewith, that all Documents submitted to us as originals are authentic, all Documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all such Documents are genuine, all public records reviewed or relied upon by us or on our behalf are true and complete, all statements and information contained in the Documents are true and complete, and all signatories to the Documents were legally competent to do so.

We have also assumed and relied upon the truth, accuracy and correctness of (a) the statements contained in the Registration Statement, and (b) the representations, views, beliefs, and intentions of the general partner made or otherwise set forth in the Registration Statement.

Based on the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

1. The Partnership will be treated as a partnership for U.S. federal income tax purposes, and not as an association taxable as a corporation; and

2. The statements made in the Registration Statement in the section thereof entitled “Material Federal Income Tax Considerations”, insofar as they constitute matters of law or legal conclusions, are correct in all material respects and fairly summarize in all material respects the federal income tax laws referred to therein.

The opinions expressed above depend upon, and are qualified by, the Partnership’s ability, through its actual operations, to comply with the Qualifying Income Requirements of sections 7704(c)(2) and (d) of the Internal Revenue Code of 1986, as amended (the “Code”), or compliance by the partners of the Partnership with the requirement that Partnership interests not be readily tradable on a secondary market or the functional equivalent thereof as described in Code section 7704(b)(2) and corresponding Regulations.

We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The opinions expressed above are limited to the federal law of the United States, and we do not express any opinion herein concerning any other law. Such opinions are based on our examinations stated herein, the Code the U.S. Treasury regulations (the “Regulations”) thereunder, published rulings of the Internal Revenue Service, and cases or other relevant authority as are pertinent, all as of the date of this letter. Therefore, no assurance can be given that the opinions stated herein may be affected by changes in the Code, the Regulations and other relevant authority, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.